[Letterhead]

[logo] |K|P|M|  Kevin P. Martin & Associates, P.C.


               CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-11 of our report dated February 28, 1996 on the audit of the balance sheet of C & M Associates d/b/a Boston Capital Associates as of December 31, 1995. We also consent to our firm under the caption of "Experts".


                                 /s/ Kevin P. Martin & Associates, P.C.
                                     KEVIN P. MARTIN & ASSOCIATES, P.C.


January 30, 1997
Braintree, MA 02184